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                                                                   Exhibit 24(a)
                                                                   -------------

                             THE GORMAN-RUPP COMPANY

                             Secretary's Certificate
                             -----------------------

                  The undersigned, Robert E. Kirkendall, hereby certifies (i) that he is the duly elected, qualified and acting Corporate Secretary of The Gorman-Rupp Company; and (ii) that attached hereto as Exhibit A is a true and correct copy of certain resolutions duly adopted by the Company's Board of Directors at a duly noticed and called meeting held on May 22, 1997 at which a quorum was present and acting throughout, which resolutions have not been amended, rescinded or modified and are in full force and effect on the date hereof.

                  IN WITNESS WHEREOF, I have hereunto signed this Secretary's Certificate this 26th day of June, 1997.

                                          /s/ROBERT E. KIRKENDALL
                                          ------------------------
                                          Robert E. Kirkendall,
                                           Corporate Secretary


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                                                                       EXHIBIT A
                                                                       ---------

                             THE GORMAN-RUPP COMPANY

                  Resolutions Adopted by the Board of Directors
                          at a Meeting Held on May 22, 1997
                  ---------------------------------------------

                  RESOLVED, that the proposed policy for non-employee Director compensation (the "Policy") (a copy of which has been presented to, and hereby is ordered to be annexed to the minutes of, this meeting), which relates to the payment to non-employee Directors of the Company of Common Shares and cash, together with the transactions and other matters and acts on the part of the Company contemplated thereby, hereby are each authorized and approved.

                  FURTHER RESOLVED, that the Company utilize 50,000 Common Shares held in its treasury to fund the feature of the Policy that pertains to the payment of Common Shares.

                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to prepare and cause to be prepared, a form of "employee benefit plan" that reflects the Policy for use, as counsel to the Company may advise, for the purpose of exempting the Policy under Rule 16b-3 from the short-swing liability provisions contained in Section 16(b) of the Securities Exchange Act of 1934.

                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to prepare and cause to be prepared, executed and filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more registration statements on Form S-8 (or such other form as counsel to the Company may advise as appropriate) for the purpose of registering 50,000 of the Company's Common Shares held in its treasury to fund payments of Common Shares under the Policy, and to make such changes therein as they may deem necessary or advisable, and to do or cause to be done all things necessary or advisable in order to effect the registration under such Act of the Company's Common Shares, and to take any and all action deemed necessary or advisable by such officers to continue such registration statements in effect, including the filing of one or more post-effective amendments thereto.

                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to take or cause to be taken any and all actions that they may deem necessary or advisable in order to effect the registration, qualification or exemption of the foregoing 50,000 Common Shares to be offered under the securities or Blue Sky laws of any jurisdiction of the United States of America, or Canada; and


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in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, covenants, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they may deem to be in the best interests of the Company.

                  FURTHER RESOLVED, that John A. Walter, Jeffrey S. Gorman, Robert E. Kirkendall and Anthony R. Moore, and each of them, hereby are appointed as attorneys for the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company, to sign and file the aforesaid registration statements and any and all supplements, amendments (including post-effective amendments), exhibits and consents thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such registration statements or the securities covered thereby; and to sign and file any and all applications, reports, covenants, resolutions and other papers and instruments in order to effect the foregoing registration, qualification or exemption under the securities or Blue Sky laws of any jurisdiction of the United States of America, or Canada, with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable to be done in the premises, and each such act by each such attorney hereby is ratified and approved.

                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to execute a Power of Attorney evidencing the foregoing appointment.

                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to take any and all action that they may deem necessary or advisable in order to register the Company as a dealer or broker in any jurisdiction wherein such registration is necessary or advisable in order to permit sales of the Company's Common Shares as contemplated herein; and in connection therewith, to execute, acknowledge, verify, deliver, file and publish all applications, reports, covenants, resolutions and other papers and instruments as may be necessary or advisable under the securities or other laws of such jurisdictions, and take any and all further action which they may deem necessary or advisable in order to maintain any such registration for as long as they may deem to be in the best interests of the Company.

                  FURTHER RESOLVED, that if any jurisdiction in which any of the foregoing applications, reports or other documents are filed prescribes a form of resolution or resolutions to be adopted by the Directors of the Company, such form of resolution or resolutions shall be deemed to have been and hereby is adopted, and the Secretary of, or any attorney appointed for, the Company hereby is authorized and directed to certify the adoption of all such resolutions as though such resolutions were adopted hereby, and all such resolutions hereby are ordered to be annexed to the minutes of this meeting.

                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are directed, for and on behalf of the Company, to inform the Company's Transfer Agent and Registrar of the contemplated registration of 50,000 of the Company's Common Shares held in its treasury and to instruct the Transfer Agent and Registrar, upon advice of


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counsel to the Company, as to the placement and removal of legends on certificates representing the Common Shares to be issued to the Directors under the Policy.

                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized and directed, for and on behalf of the Company, to execute and deliver all such documents and instruments and take all such actions as the officer or officers so acting may approve as being necessary or advisable to accomplish the purposes of any of the foregoing resolutions or otherwise to consummate any of the transactions or other acts contemplated thereby or incident thereto, and the execution and delivery of any such document or instrument or taking of any such action by them, or any of them, shall be conclusive evidence of the approval of the officer or officers so acting and of their authority so to act.


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                                                                         Annex I
                                                                         -------

Date:  May 22, 1997

         Re:  Summary of Proposed Policy for Director Compensation
              ----------------------------------------------------

                          1. 500 Common Shares will be issued (in a single lot)
on July 1 each year during the term of office to each non-employee Director for the year served or portion of the year served. In addition, non-employee Directors will receive $1,000 per Board meeting attended. The Board will have the authority (i) to make periodic changes or adjustments to the number of Common Shares granted and amount of cash paid to the non-employee Directors, and
(ii) to terminate this policy.

                          2. A registration statement on Form S-8 will be filed
with the SEC covering the Common Shares to be issued to the non-employee Directors. A total of 50,000 Common Shares held in the Company's treasury will be registered.

                          3. The Common Shares received by the non-employee
Directors will not be additionally registered for re-sale purposes. As a consequence, the share certificates will be legended as "restricted securities" and the Directors will be subject to a one-year "holding period" in order to sell the Common Shares. In addition, the Directors will remain subject to the following requirements:

                          (i) The Common Shares received can only be sold in
                  brokers' transactions and in accordance with the standard volume limitations (Rule 144) because the Directors are affiliates of the Company.

                          (ii) The Common Shares cannot be sold in violation of
                  the insider trading rules or the AMEX policies.

                          4. Because this policy will be incorporated into an
"employee benefit plan" in accordance with Rule 16(b)-3, the receipt of Common Shares will be exempt from the short-swing liability provisions of Section 16(b) of the Securities Exchange Act of 1934. As such, the receipt of Common Shares will not be deemed a "purchase;" however, the receipt of Common Shares must still be reported on a Form 3, 4 or 5 as appropriate. Irrespective of the exemption, the requirements in 3(i) and (ii) above and the "holding period" will still apply to any proposed sale of the Common Shares.